Schedule A

Pursuant to paragraph 3 of this Agreement, each class will pay a management fee at the annual rate set forth in the table below of the average daily net assets of the class (computed in the manner set forth in the Trust’s  Trust Instrument)

throughout the month. “Years to Target Retirement Date” will be determined on the first day of the Fund’s then-current fiscal year and the corresponding annual rate will apply through the last day of that fiscal year.

Years to Target

Retail Class, Class A, Class M,

Class K, Class Z, Class K6,

Retirement Date

Class C, Class I

Class Z6,

Annualized Rate (bp)

Annualized Rate (bp)

46

49

39

45

49

39

44

49

39

43

49

39

42

49

39

41

49

39

40

49

39

39

49

39

38

49

39

37

49

39

36

49

39

35

49

39

34

49

39

33

49

39

32

49

39

31

49

39

30

49

39

29

49

39

28

49

39

27

49

39

26

49

39

25

49

39

24

49

39

23

49

39

22

49

39

21

49

39

20

49

39

19

49

39

18

49

39

17

48

38

16

48

38

15

48

38

14

48

38

13

48

38

12

47

37

11

47

37

10

47

37

9

47

37

8

46

36

7

46

36

6

46

36

5

46

36

4

45

35

3

45

35

2

45

35

Years to Target

Retail Class, Class A, Class M,

Class K, Class Z, Class K6,

Retirement Date

Class C, Class I

Class Z6,

Annualized Rate (bp)

Annualized Rate (bp)

1

45

35

0

44

34

(1)

44

34

(2)

44

34

(3)

44

34

(4)

43

33

(5)

43

33

(6)

43

33

(7)

43

33

(8)

42

32

(9)

42

32

(10)

42

32

(11)

42

32

(12)

41

31

(13)

41

31

(14)

41

31

(15)

41

31

Thereafter (including

investments in Fidelity

41

31

Sustainable Target Date

2015 Fund)

Effective Date

January 19, 2023

FIDELITY ABERDEEN STREET TRUST

on behalf of Fidelity Sustainable Target Date  2015

Fund

By

/s/Laura M. Del Prato

Laura M. Del Prato

President and Treasurer

FIDELITY MANAGEMENT & RESEARCH

COMPANY LLC

By

/s/Christopher J. Rimmer

Christopher J. Rimmer

Treasurer